UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 6, 2007 (November 5, 2007)
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01.	Financial Statements and Exhibits

SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2007, Burlington Coat Factory Warehouse Corporation, a wholly-owned subsidiary of Burlington Coat Factory Investments Holdings, Inc., (the “Company”) appointed Mr. Todd Weyhrich as the Company’s Chief Financial Officer effective immediately.  Mr. Weyhrich has been serving as the Company’s interim Chief Financial Officer since the commencement of his employment with the Company on August 21, 2007.

Pursuant to the terms of his employment agreement entered into on August 16, 2007, concurrently with his elevation to Chief Financial Officer, Mr. Weyhrich received an additional option grant of 7,500 units of the securities of Burlington Coat Factory Holdings, Inc. The terms of Mr. Weyhrich’s employment agreement remain the same as previously described in the Company’s current report on Form 8-K filed on August 17, 2007, and such description is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)                   Exhibits

10.1   Todd Weyhrich Employment Agreement dated August 16, 2007 incorporated herein by reference from the Exhibit to Current Report of Form 8-K filed on August 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burlington, New Jersey on November 6, 2007.

  Burlington Coat Factory Investments Holdings, Inc.
              (Registrant)

By:    /s/:  Paul Tang
                                                               Paul Tang
                                                               Executive Vice President, General Counsel and Secretary